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                                                                    EXHIBIT 23.2



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Incentive Stock Option, Non-qualified Stock Option, and Restricted Stock Purchase Plan - 1991 of SONUS Pharmaceuticals, Inc. of our report dated January 23, 1998 with respect to the financial statements of SONUS Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
--------------------------
Ernst & Young LLP

Seattle, Washington
June 15, 1998